EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into on this 1st day of January, 1999, by and between American Finance Group, Inc. (the "Company") and Donald R. Dugan ("Employee").

         WHEREAS, Employee currently holds the position(s) of President of the Company; and

         WHEREAS, the Company's sole shareholder, PLM International, Inc. ("PLMI") recently announced publicly that its Board of Directors has engaged Legg Mason Wood Walker, Incorporated to explore strategic alternatives for the Company; and

         WHEREAS, such announcement has led to uncertainty regarding the future path of the Company and the long-term prospects for executive employment with the Company; and

         WHEREAS, Employee is an "employee at will", and as such the Company is not legally obligated to continue his/her employment for any fixed period of time; and

         WHEREAS, the Company's Board of Directors ("Board") believes it is important to the enhancement of shareholder value that, notwithstanding such uncertainty, Employee continue his/her employment with the Company in order that the Company can benefit from the continued availability of Employee's services for a period continuing until after PLMI has completed its evaluation of strategic alternatives regarding the Company and, should PLMI engage in any form of transaction involving the Company to increase shareholder value, continuing for a period of time after such transaction has been consummated; and consequently, the Board intends to provide the incentives set forth herein for Employee to remain in the Company's employ during such period; and

         WHEREAS, as an additional inducement for Employee to remain in the employ of the Company both before and after a change in control transaction, this Agreement provides that certain severance benefits will be paid to Employee in the event Employee's employment is terminated by the Company without cause or by Employee for good reason following the execution of this Agreement through June 30, 2000;

         NOW, THEREFORE, in consideration of the above premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

         1. Services. The Company hereby engages the exclusive services of Employee as President with the powers and duties in that capacity consistent with the powers and duties exercised by Employee as President as of the date hereof, and as determined by the Board from time to time. Employee hereby agrees to perform such services on the terms and conditions herein contained and to abide by all rules and regulations for conduct that are now or may hereafter be reasonably established by the Company. Employee shall be based at the principal executive offices of the Company, except for required travel on the Company's business to an extent substantially consistent with present business travel obligations.

         2. Agreement Term. The term of this Agreement shall be from January 1, 1999 through June 30, 2000. Employee's employment under this Agreement shall continue during the term of this Agreement unless terminated sooner pursuant to Sections 10 or 11 of this Agreement, and after the term of this Agreement, Employee's employment shall continue at-will.

         3. Compensation. The Company shall pay to Employee as full compensation for all services performed for the Company, the sum of One Hundred Eighty Nine Thousand Dollars ($189,000) per year, or such higher amount as may be agreed to by the Company and Employee from time to time (the original amount or the adjusted amount, if applicable, being the "Base Salary"), payable in equal semi-monthly installments. Employee's compensation may be adjusted from time to time, but it may not be reduced below the Base Salary without Employee's prior written consent. The Company may deduct and withhold from all payments to be made to Employee hereunder amounts required or, with Employee's written consent, permitted to be deducted or withheld pursuant to any provisions of any applicable law or regulation, together with the right and authority to pay any such deductions or withholdings over to any party entitled to the same pursuant to the provisions of any such law or regulation.

         4.      Bonus.

                  A. Incentive Bonus. Employee shall be eligible to participate in any bonus or incentive compensation plan in effect from time to time for senior executives of the Company generally (each, an "Incentive Compensation Plan"). To the extent not otherwise determined pursuant to the terms of any Incentive Compensation Plan, (a) the Board shall have the sole discretion to determine the amount of bonus or incentive compensation ("Incentive Bonus") payable under such Incentive Compensation Plan, if any, and (b) Employee shall not be entitled to payment of any Incentive Bonus unless he/she is employed by the Company on the date such bonus is paid. Notwithstanding the foregoing, the Company shall within thirty (30) days following a Change in Control (as defined in Section 12 hereof), pay to Employee the amount, if any, of any Incentive
Bonus which the Board determines in its sole discretion has been earned by Employee during the performance period ending as of the date the Change in Control occurs, so long as Employee is employed by the Company as of the date the Change in Control occurs.

                  B. Retention Bonus. The Company agrees to pay to Employee a retention bonus under either of the following circumstances:

                           (i) In the absence of a Change in Control, during the period of one (1) year following the date of this Agreement, Employee shall have remained employed by the Company continuously throughout such period; or

                           (ii) In the event a Change in Control does occur within one (1) year following the date of this Agreement, Employee shall have remained employed by the Company or its successor continuously throughout the period of six (6) consecutive months from the date of the Change of Control.

         The amount of the retention bonus payable under this Section 4(B) shall be Forty Seven Thousand Two Hundred Fifty Dollars ($47,250). The retention bonus shall be paid to Employee in cash within thirty (30) days after the date on which Employee satisfies the conditions of either Section 4(B)(i) or Section 4(B)(ii) above, whichever is applicable. No amount paid to Employee as a retention bonus hereunder shall be deemed to be in lieu of a bonus or incentive compensation, if any, payable to Employee pursuant to any Incentive Compensation Plan.

         5. Other Benefits. During the term of this Agreement, the Company shall maintain, and Employee shall be entitled to continue to participate in, all of the Company's employee benefit plans and arrangements in effect on the date hereof in which Employee participates; or such other plans or arrangements that would provide Employee with substantially equivalent benefits thereunder (including without limitation each pension and retirement plan and arrangement, life insurance plan and arrangement, health and accident plan and arrangement, medical insurance plan and arrangement, disability plan and arrangement and vacation plan) (the "Employee Benefit Plans"); provided, however, that this
Section 5 shall not apply to any of the Company's Incentive Compensation Plan(s), the terms of which shall prevail. The Company shall not make any changes in such plans or arrangements which would adversely affect Employee's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all employees or executives of the Company and does not result in a proportionately greater reduction in the rights of or benefits to Employee as compared with any other employee or executive of the Employer. Employee shall be entitled to participate in and receive benefits under any Employee Benefit Plan or arrangement made available by the Company in the future to its employees, executives or key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to Employee pursuant to Section 3 hereof or any amount payable to Employee pursuant to an Incentive Compensation Plan or retention bonus as provided in Section 4 hereof.

         6. Other Interests. Employee shall devote his/her full business time and attention solely to the business and interests of the Company, and the Company shall be entitled to all the benefits arising from or incident to Employee's services. During the term of Employee's employment hereunder, Employee shall not, without the Company's written consent, have any interest in any business which competes either directly or indirectly with the Company's or PLMI's business, except that Employee may hold an interest not exceeding five percent (5%) in any corporation whose stock is publicly traded.

         7. Confidentiality. It is specifically understood and agreed that some of the Company's business activities are secret in nature and constitute trade secrets, including but not limited to the Company's, PLMI's or any of their subsidiaries' (the "Subsidiaries") "know-how," methods of production and manufacturing, ideas and results of research and development, specifications of equipment and materials, profit margins, planning information, projections, customer and supplier information, reports, analyses, agreements, as well as financial data and reports (collectively, the "Confidential Information"). All Confidential Information is and shall be the property of the Company and/or PLMI for each of their own exclusive use and benefit, and Employee agrees that he/she will hold the same in strictest confidence and will not at any time, either during or after his/her employment by the Company, communicate or divulge any such Confidential Information to anyone other than the Company and those designated by it, or use or permit the use of the same for his/her own benefit or for the benefit of others unless authorized to do so by the Company's prior written consent or by a contract or agreement to which the Company is a party or by which it is bound. Employee's undertakings set forth in this Section 7 are in addition to, and not in substitution of, any other obligation the Employee have, whether by other agreement or imposed by law, regarding confidentiality and disclosure of information, knowledge or data relating to the Company, PLMI and their Subsidiaries.

         8. Services Furnished. During the term of Employee's employment with the Company, the Company shall furnish Employee with office space, secretarial assistance and such other facilities and service as have heretofore been furnished to Employee.

         9. Other Positions. Employee agrees to serve without additional compensation if elected or appointed a director of the Company or any of its subsidiaries, provided that Employee is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided other directors of the Company and its subsidiaries.

         10. Termination by the Company. Employee's employment hereunder may be terminated by the Company without any breach of this Agreement under the following circumstances:

         10.1  Death  or  Disability.   The  Company  may  terminate  Employee's
employment hereunder either before or following a Change in Control under the following circumstances:

                  A. Death. Employee's employment hereunder shall automatically terminate upon his/her death.

                  B. Disability. If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent or substantially absent from his/her duties hereunder for a period of six (6) consecutive months, and within thirty (30) days after a Notice of Termination (as hereinafter defined) is given, which Notice of Termination may be given before or after the end of such six month period, Employee shall not have returned to the performance of his/her duties hereunder on a full-time basis, Employee's employment shall terminate upon the expiration of such thirty (30) days. Employee's absence or substantial absence from his/her duties will be treated as resulting from incapacity due to physical or mental illness if Employee is "totally disabled from his/her own occupation." Total disability from Employee's own occupation will exist where (1) because of sickness or injury, Employee cannot perform the important duties of his/her occupation, (2) Employee is either receiving Doctor's Care or has furnished written proof acceptable to the Company that further Doctor's Care would be of no benefit, and (3) Employee does not work at all. Doctor's Care means regular and personal care of a Doctor which, under prevailing medical standards, is appropriate for the condition causing the disability.

         10.2 Without Cause. The Company may terminate Employee's employment during the term of this Agreement without cause, either before or following a Change in Control, in the sole, absolute and unreviewable discretion of the Company, by a Notice of Termination given by the Chairman of the Board stating that the Board has determined that it is in the best interests of the Company or its shareholders to terminate Employee's employment hereunder.

         10.3     For Cause.

                  A. The Company may terminate Employee's employment during the term of this Agreement for Cause, either before or following a Change in Control, by a Notice of Termination given by the Chairman of the Board setting forth one of the reasons specified in Section 10.3(B), below.

                  B. For purposes of this Agreement, "Cause" shall mean:

                           (i) The willful and continued failure by Employee to perform his/her duties hereunder (other than any failure resulting from Employee's incapacity due to physical or mental illness), which has not been cured within ten
                                   (10) days after written demand for substantial performance is delivered by the Company to Employee, which demand specifically identifies the manner in which Employee has not substantially performed his/her duties;

                           (ii) A willful and intentional act or omission by Employee which is, in the reasonable determination of the Company, materially injurious to the Company, monetarily or otherwise. For purposes of subsection (i) above and this subsection (ii), no act or omission on Employee's part shall be considered willful and intentional unless done, or omitted to be done, by him/her not in good faith and without the reasonable belief that his/her action(s) or omission(s) was in the best interests of the Company;

                           (iii) The conviction of Employee of, or his/her admission or plea of nolo contendere to, a crime involving an act of moral turpitude which is a felony or which results or is intended to result, directly or indirectly, in gain or personal enrichment of Employee, relatives of Employee, or their affiliates at the expense of the Company; or

                           (iv) The breach by Employee of any material covenant of this Agreement which has not been cured within ten (10) days after written notice detailing such breach is given by the Company to Employee;

provided, however, that, notwithstanding anything to the contrary contained in clauses (i) and (ii) of this Section 10.3(B), "Cause" shall be deemed not to include a refusal by Employee to execute any certificate or document that Employee in good faith determines contains any untrue statement of a material fact.

        11.      Termination by Employee.

                  A. Employee may terminate his/her employment during the term of this Agreement upon thirty (30) days' Notice of Termination to the Company for any reason. If Employee terminates his/her employment hereunder and such termination is made for any of the reasons listed in Section 11(B) (such reason(s) to be detailed in the Notice of Termination), such termination shall be deemed to have been done for good reason ("(Good Reason").

                  B. Reasons constituting "Good Reason" shall be limited to:

                           (i) Any breach by the Company of any material provision of this Agreement which has not been cured within ten (10) days after written notice detailing such non-compliance is given by Employee to the Company;

                           (ii) Any demonstrable and material diminution of the base compensation, duties, responsibilities, authority or powers of Employee as they relate to any positions or offices held by Employee during the term of this Agreement; provided that Employee provides a reasonable description of any such diminution(s) and a statement that Employee finds, in good faith, such diminution to be a material diminution and that, as such, he/she elects to terminate his/her employment hereunder for Good Reason;

                           (iii) The failure of the Company to include Employee in any Employee Benefit Plan or Incentive Compensation Plan for which Employee is properly eligible, including the failure to pay Employee the amount, if any, due and owing Employee pursuant to any such Employee Benefit Plan or Incentive Compensation Plan;

                           (iv) Any requirement by the Company that Employee relocate his/her primary business office to a geographical area greater than fifty (50) miles from the Company 's principal executive offices as existing on January 1, 1999, or if Employee is based in an office other than the Company's principal executive offices, fifty
                                   (50) miles from the Company's office where Employee is based as of January 1, 1999.

         12. Definitions. The following definitions shall apply for purposes of this Agreement:

                  A. Notice of Termination. Any purported termination by the Company or by Employee shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon. Any purported termination of Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of this paragraph shall not be effective.

                  B. Date of Termination. "Date of Termination" shall mean, as applicable, (a) if Employee's employment is terminated for Disability, thirty
(30) days after Notice of Termination is given (provided that Employee shall not have returned to the performance of his/her duties on a full-time basis during such thirty (30) day period), (b) the date specified in the Notice of Termination in compliance with the terms of this Agreement, or (c) if no date is specified, the date on which a Notice of Termination is given.

                  C. Change in Control. The term "Change in Control" shall mean the occurrence of any one of the following events:

                            (i) Any person or group (a "Person"), within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), acquiring "beneficial ownership" ("Beneficial Ownership"), as defined in Rule 13d-3 under the Exchange Act, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; provided, however, in determining whether a Change in Control has occurred, voting
                                    securities   which   are   acquired   in   a
                                    "Non-Control  Acquisition"  (as  hereinafter
                                    defined) shall not constitute an acquisition
                                    which  would  cause a Change in  Control.  A
                                    "Non-Control   Acquisition"  shall  mean  an
                                    acquisition by (a) an employee  benefit plan
                                    (or trust forming a part thereof) maintained
                                    by (1)  PLMI,  (2)  the  Company  or (3) any
                                    corporation  or  other  Person  of  which  a
                                    majority  of its voting  power or its voting
                                    equity  securities  or equity  interests  is
                                    owned,  directly or  indirectly,  by PLMI or
                                    the   Company   (for    purposes   of   this
                                    definition, a "Subsidiary"), (b) the Company or its Subsidiaries, or (c) any Person in connection with a Non-Control Transaction" (as hereinafter defined);

                           (ii) A merger, consolidation or reorganization (collectively, a "Transaction") involving the Company unless such Transaction is a "Non-Control Transaction." A "Non-Control
                                   Transaction" shall mean a Transaction involving the Company where:

                                   (a) The stockholders of the Company immediately before such Transaction own, directly or indirectly, immediately following such Transaction, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction, or

                                   (b) No Person,  other  than (1) the  Company,
                                   (2) PLMI, (3) any Subsidiary, or (4) any employee benefit plan (or any trust forming a part thereof) maintained the Company, PLMI, or any Subsidiary, has Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Surviving Corporation's then outstanding voting securities; or

                           (iii) The sale or other disposition of all or substantially all of the assets of the Company or PLMI to any Person or Persons
                                   (other than a transfer to PLMI or a Subsidiary of the Company or PLMI).

For purposes of this Agreement, an event constituting a Change in Control shall be deemed to have occurred upon the closing or consummation of such event. Notwithstanding the foregoing provisions of this Section 12(C), a Change in Control will not be deemed to have occurred with respect to Employee as a result of an event specified in this Section 12(C) if Employee has a financial interest in the Change in Control transaction other than as an employee of any successor to the Company or any Person who purchases all or substantially all of the Company's assets.

         13.      Compensation Upon Termination.

         13.1 Death. If Employee's employment is terminated by his/her death, the Company shall pay to Employee's spouse or, if Employee leaves no spouse, to his/her estate, Employee's full Base Salary through the date of death and, commencing on the next succeeding day which is the last day of the month, and monthly thereafter on the last day of each month until a total of three payments have been made, an amount equal to one twelfth of the Base Salary in effect immediately prior to Employee's death. The Company shall also pay to Employee's spouse or, if Employee leaves no spouse, to his/her estate, any accrued but unused vacation and personal days.

         13.2 Termination for Disability. If Employee's employment is terminated pursuant to Section 10.1(B), the Company shall pay to Employee his/her full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given. The Company shall also pay to Employee any accrued but unused vacation and personal days, and the Company shall also provide benefits to Employee pursuant to the standard policy of the Company with respect to terminated disabled employees.

         13.3 Termination For Cause. If Employee's employment is terminated for Cause, either before or after a Change in Control, the Company shall pay Employee his/her full Base Salary (and any accrued but unused vacation and personal days) through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to Employee under this Agreement.

         13.4 Termination Without Cause or Termination by Employee For Good Reason. If, during the term of this Agreement, the Company terminates Employee's employment hereunder other than for Cause under Section 10.2, Death or Disability, or (b) Employee terminates his/her employment for Good Reason, the Company shall pay to Employee the severance benefits described below so long as, upon the Company's request, Employee enters into a Release (the "Release") substantially in the form attached hereto as Exhibit A, and such Release is not revoked before the "Effective Date," as defined in the Release. If the Company does not request the Release within fifteen (15) days of the Notice of Termination, this condition shall be deemed waived by the Company.

                  The severance  benefits payable to Employee under this Section
13.4 shall be as follows:

                  (i) The Company shall pay to Employee his/her full Base Salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given and shall pay any accrued but unused vacation and personal days;

                  (ii) The Company shall also pay to Employee on the Effective Date a lump sum amount equal to twenty four
                          (24) months of Employee's Base Salary at the highest rate in effect during the twelve (12) months immediately preceding the Date of Termination, less customary payroll deductions;

                  (iii) The Company shall also pay to Employee on the Effective Date the amount payable as a retention bonus as set forth in Section 4(B), so long as the Company has not yet paid such retention bonus to Employee; and

                  (iv) Employee shall continue to participate in all life insurance, medical, health, dental and disability plans, programs or arrangements ("Insurance Plans") in which Employee participated immediately prior to the
                         Date of Termination on the same terms as Employee participated immediately prior to the Date of Termination for the shorter period of (a) twenty four
                         (24) months from the Date of Termination or (b) Employee's commencement of full time employment with a new company; provided that Employee's continued participation is possible under the general terms and provisions of such plans and programs and Employee will continue to be obligated to pay the same employee portion of any premium and any deductible and/or co-payments associated with such insurance Plans as was required immediately prior to the Date of Termination. Employee's right to continued group benefits after any period covered by the Company will be determined in accordance with federal and state law.

         13.5 Other Termination by Employee. If Employee terminates his/her employment pursuant to Section 11 hereof for any reason other than Good Reason, the Company shall pay to Employee his/her full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and any accrued but unused vacation and personal days.

         13.6 Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and, except as otherwise provided in Section 13.4(iv), no payment provided for in this Agreement shall be reduced by any compensation earned by Employee as the result of employment by another employer after the termination of his/her employment with the Company.

         14. Covenant Not to Compete. In consideration of the mutual terms and agreements set forth herein, Employee hereby agrees that until the first anniversary of Employee's Date of Termination, (i) Employee will not recruit any employee of the Company or its subsidiaries or solicit or induce, or attempt to solicit or induce, any employee of the Company or its subsidiaries, provided that nothing herein shall preclude Employee from hiring any person who contacts Employee for employment and who has not been employed by the Company or its subsidiaries at any time during the preceding six months, and (ii) provided that Employee has received (or the Company has committed in writing to pay to Employee) the severance benefits described in Section 13.4 hereof, Employee will not solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of existing clients, customers or accounts of the Company or its Subsidiaries. For purposes of this Section 14, a client, customer or account of the Company shall be deemed to be an existing client, customer or account if such client, customer or account is a party to a Master Lease with the Company or is being invoiced on a regular basis by the Company as of the Date of Termination. Notwithstanding anything in this Section 14 to the contrary, the confidentiality provisions of Section 7 hereof shall continue to apply in all circumstances arising under this Section 14.

         15. Remedies. If Employee violates Section 14 or the confidentiality provisions of Section 7, and continues to do so after the Company has notified Employee of such violation, the Company shall have the right to seek equitable restraint of Employee from such activities in contravention of the provisions of this Agreement, including seeking and obtaining a temporary restraining order and/or injunction against Employee.

         16. Arbitration. Except as provided in Section 15, if a dispute arises between the Company and Employee concerning any of the terms of this Agreement, the disputed matter shall be submitted to arbitration. Any disputed matter shall be settled by arbitration in the City of Boston, Massachusetts in accordance with the labor arbitration rules of the American Arbitration Association ("AAA Rules"). Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve the disputed matter. The arbitrators shall apply the law of the Commonwealth of Massachusetts in making any determination hereunder. Notwithstanding anything to the contrary which may now or hereafter be contained in the AAA Rules, the parties agree any such arbitration shall be conducted before a panel of three arbitrators who shall be compensated for their services at a rate to be determined by the American Arbitration Association in the event the parties are not able to agree upon their rate of compensation. Each party shall have the right to appoint one arbitrator (to be appointed within twenty days of the notice of a dispute to be resolved by arbitration hereunder) and the two arbitrators so chosen shall mutually agree upon the selection of the third impartial arbitrator. The majority decision of the arbitrators will be final and conclusive upon the parties hereto. Employee specifically consents to such arbitration and hereby represents such consent is willfully and voluntarily given without influence by coercion or threatening statements from the Company.

         17. Taxes. Notwithstanding anything herein to the contrary, the Company shall not be obligated to pay any portion of any amount otherwise payable to Employee hereunder if the Company is not reasonably able to deduct such portion (the "Excess Amount") solely by operation of Section 28OG (or such other provision(s) as may from time to time be enacted governing the deductibility of so-called "Golden Parachute Payments") of the Internal Revenue Code of 1986, as amended (the "Code"). The Company shall be deemed able reasonably to deduct such Excess Amount, and all amounts accruing hereunder, including the Excess Amount, shall be paid to Employee, in the event Employee delivers to the Company an opinion of an attorney that is reasonably acceptable to the Company stating such Excess Amount is reasonably deductible by the Company by operation of Section 28OG (or such other provisions as may from time to time be enacted governing the deductibility of so-called "Golden Parachute Payments") of the Code.

         18. Review by Counsel. The Company and Employee do hereby acknowledge and agree that they have each been represented by independent counsel of their own choice throughout all negotiations which preceded the execution of this Employment Agreement and that they fully understand and voluntarily accept this Employment Agreement and have executed this Employment Agreement after seeking the advice of said independent counsel.

         19. Indemnification. During the period of his/her employment hereunder, the Company agrees to indemnify Employee in his/her capacity as an officer of the Company and, if applicable, as a member of the Board of Directors of the Company or any Subsidiary, all to the maximum extent permitted by law.

         20. Legal Fees. Each party to this Agreement shall bear its own attorneys' fees, costs and expenses in connection with any action or proceeding brought to enforce any term or provision of this Agreement.

         21.      Successors; Binding Agreement.

                  A. The Company shall require any successors or assigns (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, and this Agreement shall inure to the benefit of any such successor or assign. Failure of the Company to obtain such agreement upon the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled hereunder if Employee terminated his/her employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination

                  B. This Agreement shall inure to the benefit of and be enforceable by Employee's executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die after a Notice of Termination has been delivered by Employee or while any amount would still be payable to Employee hereunder if Employee had continued to live, all amounts due to Employee under this Agreement, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there be no such designee, to Employee's estate.

         22.      Miscellaneous.

         22.1 Written notices required by this Agreement shall be delivered to the Company or Employee in person or sent by overnight courier or certified mail, with a return receipt requested, to the Company's registered address and to Employee's last shown address on the Company's records, respectively. Notice sent by certified mail shall be deemed to be delivered two days after mailing, and all other notices shall be deemed to be delivered when received.

         22.2 This Agreement contains the full and complete understanding of the parties regarding the subject matter contained herein and supersedes all prior representations, promises, agreements and warranties, whether oral or written.

         22.3 This Agreement shall be governed by and interpreted according to the laws of the Commonwealth of Massachusetts.

         22.4 The captions of the various sections of this Agreement are inserted only for convenience and shall not be considered in construing this Agreement.

         22.5 This Agreement can be modified, amended or any of its terms waived only by a writing signed by both parties.

         22.6 If any provision of this Agreement shall be held invalid, illegal or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect and the invalid, illegal or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality or unenforceability in accordance with the applicable law at that time. Notwithstanding the foregoing provision, in the event that a payment is made pursuant to Section 13.4 and Employee has entered into a Release and such Release is determined to be invalid, illegal or unenforceable, Employee and the Company shall negotiate in good faith to enter into a new release covering the released claims.

         22.7 No remedy made available to either party by any of the provisions of this Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute or otherwise.

         22.8 Notwithstanding the expiration or termination of this Agreement for any reason whatsoever, the provisions of Sections 7, 14, 15, 16 and 19 shall expressly survive expiration or termination of the Agreement.

         IN WITNESS WHEREOF, the parties have executed this document under seal as of the date specified above.

                                 THE COMPANY:

                                 AMERICAN FINANCE GROUP, INC.


                                 By:  /s/ Robert N. Tidball
                                 Its: Executive Vice President

                                 ATTEST:


                                    EMPLOYEE:

                               /s/Donald R. Dugan

                                 Donald R. Dugan

                                 ATTEST: